FIRST ALBANY COMPANIES INC.               (Exhibit 11)
                    COMPUTATION OF PER SHARE EARNINGS


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

                                                          Three Months Ended
                                                      March 27,        March 29,
(In thousands of dollars, except per share amounts)    1997              1996

Primary:
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 Net income                                            $  371           $1,754
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 Weighted average number of shares
  outstanding during the period*                        5,400            5,321

 Incremental shares under stock options
  computed under the treasury stock
  method using the average market price
  of the issuer's stock during the period                 362              397

--------------------------------------------------------------------------------
 Weighted average shares and common
  equivalent shares outstanding                         5,762            5,718
================================================================================
Net income per share                                   $ 0.06           $ 0.31
================================================================================

Fully Diluted:

--------------------------------------------------------------------------------
 Net income                                            $  371           $1,754
================================================================================

 Weighted average number of shares
  outstanding during the period*                        5,400            5,321

 Incremental shares under stock options
  computed under the treasury stock method
  using the higher of the average or ending
  market price of the issuer's stock
  at the end of the period                                362              397

--------------------------------------------------------------------------------
 Weighted average shares and common
  equivalent shares outstanding                         5,762            5,718
================================================================================
Net income per share                                   $ 0.06           $ 0.31
================================================================================
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*Per share figures and shares outstanding have been restated
for all dividends declared, including the May 1997 5% stock dividends.